Form N-SAR

Sub Item 77E
Legal Proceedings
33-63212, 811-7736

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Aspen Series Annual Reports to
Shareholders, filed on Form N-CSR on February 26, 2010, accession number 0000950123-10-017428 (File No. 33-63212).